For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces Third Quarter 2016 Results

WEST PALM BEACH, Fla., November 3, 2016-Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels and owns 133 hotels wholly or through joint ventures, today announced results for the third quarter ended September 30, 2016. In addition, the company updated its guidance for 2016.

Third Quarter 2016 Key Metrics

•	Net Income - Declined $0.9 million to $13.4 million. Net income per diluted share was $0.34, in line with the company’s revised guidance range of $0.33-$0.34 per share issued on October 10, 2016.

•
Portfolio Revenue per Available Room (RevPAR) - Declined 2.1 percent, compared to the 2015 third quarter to $143 for Chatham’s 38, wholly owned hotels. Average daily rate (ADR) improved 1.8 percent to $170, and occupancy was down 3.9 percent to 84 percent.

•	Adjusted EBITDA - Declined $2.2 million to $37.2 million.

•	Adjusted FFO - Declined $1.9 million to $27.4 million. Adjusted FFO per diluted share was $0.71, within the company’s revised guidance of $0.70-$0.71 per share.

•
Operating Margins -Experienced a 180 basis point reduction in comparable hotel gross operating profit margins (total revenue less total hotel operating expenses) to 50.6 percent, using comparable hotels regardless of ownership, and comparable hotel EBITDA margins dropped 310 basis points to 43.7 percent.

Consolidated Financial Results

The following is a summary of the consolidated financial results for the three and nine months ended September 30, 2016. RevPAR, ADR and occupancy for 2016 and 2015 are based on hotels owned as of September 30, 2016 ($ in millions, except per share, RevPAR, ADR, occupancy and margins):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net income	$13.4	$14.4	$29.0	$28.7
Diluted net income per common share	$0.34	$0.37	$0.74	$0.74
RevPAR	$143	$146	$136	$136
ADR	$170	$167	$165	$163
Occupancy	84%	87%	83%	83%
Adjusted EBITDA	$37.2	$39.4	$101.5	$100.5
GOP Margin	50.6%	52.4%	49.4%	51.0%
Hotel EBITDA Margin	43.7%	46.8%	42.5%	44.8%
AFFO	$27.4	$29.3	$71.8	$71.5
AFFO per diluted share	$0.71	$0.76	$1.86	$1.87
Dividends per share	$0.33	$0.30	$0.97	$0.90

Operating Results
“Our 2015 third quarter was very strong with our occupancy reaching an historic high of 87 percent. Although we successfully increased room rates in the 2016 third quarter, our occupancy softened, resulting in a 2.1 percent RevPAR decline,” noted Jeffrey H. Fisher, Chatham’s president and chief executive officer. “Our RevPAR was adversely impacted more than expected due to restrained business travel, as well as new supply in several of our key markets and a significant worsening in demand in our oil-industry influenced Houston and western Pennsylvania markets. We have six hotels in those markets, and those properties experienced a 21 percent drop in RevPAR. Those markets negatively impacted our overall RevPAR performance by approximately 200 basis points, the major cause of our RevPAR decline.”

Third quarter RevPAR performance for certain key markets:

•	Silicon Valley RevPAR rose 1.1 percent with a 7.2 percent increase in ADR

•	RevPAR grew 3.7 percent at the four hotels acquired in 2015

•	Denver hotels saw RevPAR rise 5.7 percent

•	New supply was the primary driver behind RevPAR declines in the following markets:

◦	Homewood Suites Bloomington - 10.3 percent

◦	Residence Inn Anaheim - 10.2 percent

◦	Homewood Suites Carlsbad - 8.7 percent

◦	Homewood Suites Brentwood - 7.1 percent

“Our margins came under pressure as a result of weakening RevPAR combined with higher expenses related to wage and benefit costs, as well as rising guest acquisition costs, primarily from online travel agency commissions and guest rewards from the brands,” said Dennis Craven, Chatham’s chief operating officer. “The entirety of our margin decline was attributable to these expenses with wages and benefits impacting margins by approximately 120 basis points while guest acquisition costs increased 50 basis points.

“Given our unique relationship with Island Hospitality, we quickly implemented a number of cost saving initiatives to offset these challenges,” Craven said. “Some of these will not be fully realized until 2017, but our ability to implement changes swiftly is a strategic advantage.”

Joint Venture Investment Performance
During the quarter, the Innkeepers and Inland joint ventures contributed Adjusted EBITDA and Adjusted FFO of approximately $5.0 million and $3.1 million, respectively. For the nine months ended September 30, 2016, the joint ventures contributed Adjusted EBITDA and Adjusted FFO of approximately $13.3 million and $7.4 million, respectively.

Chatham received distributions of $2.5 million during the quarter from the joint ventures. For the nine months ended September 30, 2016, Chatham received distributions of $6.6 million from the joint ventures. Chatham invested $50.1 million for its approximate 10 percent interest in the two joint ventures.

Capital Markets & Capital Structure

As of September 30, 2016, the company had net debt of $573.1 million (total consolidated debt less unrestricted cash). Total debt outstanding was $586.6 million at an average interest rate of 4.5 percent, comprised of $533.6 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent and $53.0 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries an interest rate of 2.7 percent.

Chatham’s leverage ratio was approximately 40 percent at September 30, 2016, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed-rate debt is February 2024. As of September 30, 2016, Chatham’s proportionate share of joint venture debt and unrestricted cash was $168.0 million and $3.0 million, respectively.

On September 30, 2016, as defined in the company’s credit agreement, Chatham’s fixed charge coverage ratio, including its interest in the two joint ventures, was 3.4 times, and total net debt to trailing 12-month corporate EBITDA was 5.8 times. Excluding its interests in the two joint ventures with NorthStar, Chatham’s fixed charge coverage ratio was 3.6 times, and net debt to trailing 12-month corporate EBITDA was 5.2 times.

“Our hotel investments continue to generate significant free cash flow, enabling us to reduce our debt by $14.3 million during the quarter and $21.3 million through the first nine months of the year,” said Jeremy Wegner, Chatham’s chief financial officer. “We will continue to use our free cash flow after capital expenditures to reduce debt. With our well-positioned capital structure, strong coverage ratios and low cost of debt, we are prudently leveraged and remain insulated should the industry remain challenged.”

Dividend

During the 2016 first quarter, Chatham’s Board of Trustees increased its regular monthly dividend by 10 percent, or $0.01 per common share, to $0.11 per common share. Chatham currently pays a monthly dividend of $0.11 per common share. “Our 2016 cash dividend per share of $1.30 represent approximately 58 percent of our estimated Adjusted FFO per share based on the midpoint of our current guidance. We believe the dividend is well supported,” Craven noted.

Hotel Reinvestments/Expansions

No renovations were undertaken during the 2016 third quarter other than finishing up the renovation at the Courtyard by Marriott in Addison, Texas.

The 32-room expansion of the Residence Inn Palo Alto Mountain View in Silicon Valley opened in early October. “The tower expansion increases our hotel room count in Mountain View by 29 percent. The property has long been a market leader, and this expansion gives it a further competitive advantage in a market with high barriers to entry, as well as multiple demand generators. Silicon Valley is anchored by some of the best companies in America, and the high tech industry is one of the strongest industries in our economy.

“This is the first of three development opportunities at existing properties that we believe will drive significant incremental shareholder value,” Fisher highlighted. “In Mt. View, we effectively utilized a parcel of vacant land that was acquired approximately three years ago for less than $100 per square foot, or less than $50 thousand per added room, and land values have skyrocketed since then. Including land, our all-in per room investment was approximately $300 thousand per room, significantly below market value.”

2016 Guidance

“We are reducing our full-year Adjusted EBITDA and FFO per share guidance by approximately 3 percent and our RevPAR growth range by 70-100 basis points, based on the current outlook for the hotel industry and our portfolio. We expect the trends that have impacted us through the third quarter will continue for the balance of 2016,” Fisher concluded.

The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission. The company’s guidance reflects the following:

•	Opening of the 32-room tower in Mountain View, Calif., in October.

•	Closure of the Springhill Suites in Savannah, Ga., for approximately one week related to Hurricane Matthew.

•	No additional acquisitions, dispositions, debt or equity issuance.

	Q4 2016	2016 Forecast
RevPAR	$115-$117	$130-$131
RevPAR growth	-3.5 to -1.5%	-0.7 to 0.0%
Total hotel revenue	$64.0-$65.2 M	$287.8-$289.0 M
Net income	$1.0-$2.0 M	$29.8-$30.8 M
Net income per diluted share	$0.03-$0.05	$0.77-$0.80
Adjusted EBITDA	$23.6-$24.6 M	$125.1-$126.1 M
Adjusted funds from operation ("FFO")	$13.6-$14.6 M	$85.5-$86.5 M
Adjusted FFO per diluted share	$0.35-$0.38	$2.21-$2.24
Hotel EBITDA margins	35.1-35.6%	40.9-41.0%
Corporate cash administrative expenses	$1.8 M	$8.6 M
Corporate non-cash administrative expenses	$0.7 M	$3.0 M
Interest expense (excluding fee amortization)	$6.8 M	$27.2 M
Non-cash amortization of deferred fees	$0.4 M	$1.3 M
Income taxes	$0.0 M	$0.2 M
Chatham’s share of JV EBITDA	$2.9-$3.1 M	$16.2-$16.4 M
Chatham’s share of JV FFO	$0.9-$1.2 M	$8.3-$8.6 M
Weighted average shares outstanding	38.8 M	38.8 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call
The company will hold its third quarter 2016 conference later today, November 3, 2016, at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, http://chathamlodgingtrust.com/, or www.streetevents.com, or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Thursday, November 10, 2016, by dialing 1-844-512-2921, reference number 13647058. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 133 hotels totaling 18,178 rooms/suites, comprised of 38 properties it wholly owns with an aggregate of 5,712 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 95 hotels with an aggregate of 12,498 rooms/suites. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA and (5) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including hotel property acquisition costs and other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to recurring operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including hotel property acquisition costs and other charges, gains or losses on the sale of real estate, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, hotel property acquisition costs, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA and Adjusted EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;

•	EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•
Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•
Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a first-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of November 3, 2016, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets:
Investment in hotel properties, net	$1,240,155	$1,258,452
Cash and cash equivalents	13,466	21,036
Restricted cash	24,933	19,273
Investment in unconsolidated real estate entities	20,944	23,618
Hotel receivables (net of allowance for doubtful accounts of $139 and $95, respectively)	7,251	4,433
Deferred costs, net	4,857	5,365
Prepaid expenses and other assets	4,248	5,052
Total assets	$1,315,854	$1,337,229
Liabilities and Equity:
Mortgage debt	$531,235	$539,623
Revolving credit facility	53,000	65,580
Accounts payable and accrued expenses	30,597	25,100
Distributions and losses in excess of investments of unconsolidated real estate entities	5,293	2,703
Distributions payable	4,746	7,221
Total liabilities	624,871	640,227
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at September 30, 2016 and December 31, 2015	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 38,359,730 and 38,308,937 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	380	379
Additional paid-in capital	721,633	719,773
Retained earnings (distributions in excess of retained earnings)	(35,724)	(27,281)
Total shareholders’ equity	686,289	692,871
Noncontrolling Interests:
Noncontrolling interest in operating partnership	4,694	4,131
Total equity	690,983	697,002
Total liabilities and equity	$1,315,854	$1,337,229

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
Room	$74,736	$73,357	$211,438	$196,086
Food and beverage	1,494	1,345	4,728	3,866
Other	2,699	2,698	7,689	7,126
Cost reimbursements from unconsolidated real estate entities	804	928	2,728	2,645
Total revenue	79,733	78,328	226,583	209,723
Expenses:
Hotel operating expenses:
Room	15,068	13,430	43,453	37,126
Food and beverage	1,280	1,042	3,703	2,862
Telephone	449	412	1,300	1,237
Other hotel operating	563	638	1,790	1,826
General and administrative	5,652	5,430	16,848	15,415
Franchise and marketing fees	6,157	6,092	17,293	16,146
Advertising and promotions	1,203	1,324	3,899	3,735
Utilities	2,684	2,733	7,301	7,159
Repairs and maintenance	3,084	2,887	9,443	8,564
Management fees	2,558	2,588	7,171	6,601
Insurance	318	288	993	874
Total hotel operating expenses	39,016	36,864	113,194	101,545
Depreciation and amortization	11,997	12,559	36,753	36,146
Property taxes, ground rent and insurance	5,417	4,349	15,454	12,688
General and administrative	2,992	2,792	9,076	8,375
Hotel property acquisition costs and other charges	49	623	359	1,406
Reimbursed costs from unconsolidated real estate entities	804	928	2,728	2,645
Total operating expenses	60,275	58,115	177,564	162,805
Operating income	19,458	20,213	49,019	46,918
Interest and other income	7	31	43	191
Interest expense, including amortization of deferred fees	(7,082)	(7,031)	(21,211)	(20,696)
Loss on early extinguishment of debt	—	—	(4)	—
Loss from unconsolidated real estate entities	1,051	1,467	1,346	2,543
Loss on sale from unconsolidated real estate entities	—	—	(8)	—
Income before income tax expense	13,434	14,680	29,185	28,956
Income tax benefit (expense)	12	(274)	(167)	(299)
Net income	$13,446	$14,406	$29,018	$28,657
Net income attributable to noncontrolling interests	(91)	(91)	(195)	(181)
Net income attributable to common shareholders	$13,355	$14,315	$28,823	$28,476
Income per Common Share - Basic:
Net income attributable to common shareholders	$0.35	$0.37	$0.75	$0.75
Income per Common Share - Diluted:
Net income attributable to common shareholders	$0.34	$0.37	$0.74	$0.74
Weighted average number of common shares outstanding:
Basic	38,307,382	38,212,028	38,293,704	37,818,340
Diluted	38,768,638	38,614,360	38,726,998	38,221,940
Distributions per common share:	$0.33	$0.30	$0.97	$0.90

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Funds From Operations (“FFO”):
Net income	$13,446	$14,406	$29,018	$28,657
Noncontrolling interests	(91)	(91)	(195)	(181)
Loss on sale from unconsolidated real estate entities	—	—	8	—
Depreciation	11,944	12,509	36,593	36,002
Adjustments for unconsolidated real estate entity items	2,052	1,877	6,028	5,543
FFO attributable to common shareholders	27,351	28,701	71,452	70,021
Hotel property acquisition costs and other charges	49	623	359	1,406
Loss on early extinguishment of debt	—	—	4	—
Adjustments for unconsolidated real estate entity items	2	2	26	95
Adjusted FFO attributable to common shareholders	$27,402	$29,326	$71,841	$71,522
Weighted average number of common shares
Basic	38,307,382	38,212,028	38,293,704	37,818,340
Diluted	38,768,638	38,614,360	38,726,998	38,221,940

	For the three months ended		For the nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$13,446	$14,406	$29,018	$28,657
Interest expense	7,082	7,031	21,211	20,696
Income tax expense (benefit)	(12)	274	167	299
Depreciation and amortization	11,997	12,559	36,753	36,146
Adjustments for unconsolidated real estate entity items	3,934	3,800	11,884	11,214
Noncontrolling interests	(91)	(91)	(195)	(181)
EBITDA	36,356	37,979	98,838	96,831
Hotel property acquisition costs and other charges	49	623	359	1,406
Loss on early extinguishment of debt	—	—	4	—
Adjustments for unconsolidated real estate entity items	4	4	40	126
Loss on sale from unconsolidated real estate entities	—	—	8	—
Share based compensation	759	748	2,256	2,102
Adjusted EBITDA	$37,168	$39,354	$101,505	$100,465

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the nine months ended
		September 30,		September 30,
		2016	2015	2016	2015

Net Income		$13,446	$14,406	$29,018	$28,657
Add:	Interest Expense	7,082	7,031	21,211	20,696
	Income tax expense	—	274	167	299
	Depreciation and amortization	11,997	12,559	36,753	36,146
	General and administrative	2,992	2,792	9,076	8,375
	Hotel property acquisition costs and other charges	49	623	359	1,406
	Loss on early extinguishment of debt	—	—	4	—
	Loss on sale from unconsolidated real estate entities	—	—	8	—
Less:	Interest and other income	(7)	(31)	(43)	(191)
	Income tax benefit	(12)	—	—	—
	Income from unconsolidated real estate entities	(1,051)	(1,467)	(1,346)	(2,543)
	Adjusted Hotel EBITDA	$34,496	$36,187	$95,207	$92,845